A-1 US-DOCS\91838772.5 SPIRIT REALTY CAPITAL, INC. EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 20th, 2018 is entered into by and between Spirit Realty Capital, Inc., a Maryland corporation (including any successors and/or assigns, the “Company”) and Michael Hughes (the “Employee”). RECITALS WHEREAS, the Company desires to employ the Employee as Executive Vice President and Chief Financial Officer of the Company; and WHEREAS, the Employee desires to accept such employment and service with the Company, subject to the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. EMPLOYMENT TERM. The Company agrees to employ the Employee pursuant to the terms of this Agreement, and the Employee agrees to be so employed, for a term commencing on April 1, 2018 (the “Effective Date”) and ending on April 1, 2021. On April 1, 2021, and on each anniversary thereof, the term of this Agreement shall be automatically extended for successive one (1)-year periods; provided, however, that the Company, on the one hand, or the Employee, on the other hand, may elect not to extend this Agreement by giving written notice to the other party at least thirty (30) days prior to any such anniversary date. Notwithstanding the foregoing, the Employee’s employment hereunder may be earlier terminated in accordance with Section 6 hereof, subject to the provisions of Section 7 hereof. The period of time between the Effective Date and the termination of the Employee’s employment hereunder shall be referred to herein as the “Employment Term.” 2. POSITION AND DUTIES. (a) GENERAL. During the Employment Term, the Employee shall serve as Executive Vice President and Chief Financial Officer of the Company and, as necessary, as the Acting Chief Financial Officer of Spirit MTA REIT. In this capacity, the Employee shall have the duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies, and such other duties, authorities and responsibilities as may reasonably be assigned to the Employee from time to time by the Company’s Chief Executive Officer (“CEO”) that are not inconsistent with the Employee’s positions with the Company. The Employee shall report directly and exclusively to the CEO. (b) OTHER ACTIVITIES. During the Employment Term, the Employee shall devote all of the Employee’s business time, energy, business judgment, knowledge and skill and the Employee’s best efforts to the performance of the Employee’s duties with the Company, provided that the foregoing shall not prevent the Employee from (i) with prior written notice to the

A-2 US-DOCS\91838772.5 Board, serving on the boards of directors of non-profit organizations and, with the prior written approval of the Board, other for-profit companies, (ii) participating in charitable, civic, educational, professional, community or industry affairs, and (iii) managing the Employee’s personal investments and affairs so long as such activities, either individually or in the aggregate, do not interfere or conflict with the Employee’s duties hereunder or create a potential business or fiduciary conflict. 3. BASE SALARY. During the Employment Term, the Company agrees to pay the Employee a base salary at an annual rate of not less than $450,000 payable in accordance with the regular payroll practices of the Company, but not less frequently than monthly. The Employee’s Base Salary shall be subject to annual review and may be increased from time to time by the Board (or a committee thereof). The base salary as determined herein and increased from time to time shall constitute “Base Salary” for purposes of this Agreement. The Base Salary shall not be decreased at any time, or for any purpose, during the Employment Term (including, without limitation, for the purpose of determining benefits due under Section 7) without the Employee’s prior written consent. 4. INCENTIVE COMPENSATION. (a) ANNUAL BONUS. For each calendar year during the Employment Term (including for all of 2018 without pro-ration), the Employee shall be eligible to receive an annual cash discretionary incentive payment under the Company’s annual bonus plan as may be in effect from time to time (the “Annual Bonus”), based on a target bonus opportunity equal to 125% of the Employee’s Base Salary (the “Target Bonus”) and a maximum bonus opportunity of 200% of the Employee’s Base Salary, upon the attainment of one or more pre-established performance goals established by the Board (or a committee thereof) in its sole discretion. It is expected that such performance criteria will be based on both financial and non-financial goals, will be set in consultation with the Employee, and may be set at any point during the calendar year (it being intended that such criteria will be established during the Company’s annual budgeting process). The Board (or a committee thereof) shall reserve the right to adjust the applicable performance criteria during the calendar year (it being understood that any such adjustment shall only be implemented, if, in the reasonable judgment of the Board (or a committee thereof), it is determined to be necessary to adapt to changing circumstances, and not with the intention of increasing the difficulty of achieving the applicable performance criteria). The Company expects that the CEO will formally review performance at least annually in consultation with the Employee. The Employee’s Annual Bonus for a calendar year shall be determined by the Board (or a committee thereof) after the end of the applicable calendar year based on the level of achievement of the applicable performance criteria, and shall be paid to the Employee in cash in the calendar year (but no later than March 15 of such calendar year) following the calendar year to which such Annual Bonus relates at the same time annual bonuses are paid to other senior executives of the Company, subject to, except as otherwise provided in Section 7 below, continued employment at the time of payment. (b) LONG-TERM INCENTIVE AWARDS. (i) During the Employment Term, the Employee shall be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the

A-3 US-DOCS\91838772.5 Company. Employee shall be eligible for grants of such awards beginning in 2019. It is expected that the target date-of-grant value of the Employee’s annual long-term incentive awards will be 200% of his Base Salary (“Target LTIP”) granted in equal portions of one-half of the Long Term Incentive as a time-vesting restricted stock grant, vesting ratably over three years (one-third per year from the date of grant) (the “Restricted Shares”), and one-half of the award as performance shares, cliff vesting after three years from the beginning of the performance period (the “Performance Shares”). In each case the terms and conditions of the Restricted Shares and Performance Shares shall be governed by separate agreements, entered into between Employee and Company consistent with this Agreement. Beginning in 2019, the Employee’s equity and/or other long-term incentive awards for each calendar year during the Employment Term shall be granted by the Company to the Employee at approximately the same time that annual equity and other long-term incentive awards are granted by the Company to other Company senior executives. (ii) In addition, in recognition of the Employee’s appointment as Chief Financial Officer of the Company, the Company will, under the Company’s 2012 Incentive Award Plan, as amended, grant the Employee1: (i) an award of _________ Restricted Shares of the Company’s common stock vesting as follows: 33.3% will vest on April 1, 2019, 33.3% will vest on April 1, 2020 and 33.4% will vest on April 1, 2021 (the “Initial Restricted Stock Award”); and (ii) an award of Performance Shares with a target number of _________ Performance Shares vesting as follows: a one-time cliff vesting on April 1, 2021 (“Initial Performance Share Award”). The Initial Restricted Stock Award and Initial Performance Share Award will be granted effective on the Effective Date. The terms and conditions of the Initial Restricted Stock Award shall be set forth in separate award agreement in the form attached hereto as Exhibit B (the “Restricted Stock Agreement”) to be entered into by the Company and the Employee. The terms and conditions of the Initial Performance Share Award shall be set forth in separate award agreements in the form attached hereto as Exhibit C (the “Performance Share Award Agreement” and together with the Restricted Stock Agreement, the “Award Agreements”) to be entered into by the Company and the Employee. 5. EMPLOYEE BENEFITS. (a) BENEFIT PLANS. During the Employment Term, the Employee shall be entitled to participate in any employee benefit plan that the Company has adopted or may adopt, maintain or contribute to for the benefit of its employees generally, subject to satisfying the applicable eligibility requirements, and except to the extent such plans are duplicative of the benefits otherwise provided hereunder. The Employee’s participation will be subject to the terms of the applicable plan documents and generally applicable Company policies. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time. 1 Mr. Hughes shall be granted two equity awards on his first date of employment with an aggregate value of $1,200,000, which would consist 50% of restricted shares and 50% of performance shares. When the number of shares is determinable, which will be determined by the closing price of Company’s common stock on the date of grant, they will be added to the agreement.

A-4 US-DOCS\91838772.5 (b) VACATION TIME. During the Employment Term, the Employee shall be entitled to four (4) weeks of paid vacation per calendar year in accordance with the Company’s policy on accrual and use applicable to employees as in effect from time to time. (c) BUSINESS AND TRAVEL EXPENSES. Upon presentation of reasonable substantiation and documentation as the Company may specify from time to time, the Employee shall be reimbursed in accordance with the Company’s expense reimbursement policy, for all reasonable out-of-pocket business and travel expenses incurred and paid by the Employee during the Employment Term and in connection with the performance of the Employee’s duties hereunder. (d) ADDITIONAL BENEFITS. (i) In addition to the benefits described above in this Section 5, during the Employment Term, the Company shall (i) pay for the premium payments incurred in providing the Employee with a term life insurance policy during the Employment Term in the amount of $1,000,000 and (ii) pay or reimburse the Employee for actual, properly substantiated expenses incurred by the Employee in connection with an annual physical examination in an amount not to exceed $2,000 annually. (ii) The Company will also reimburse Employee for legal fees and expenses incurred in connection with the review and negotiation of this Agreement and its Exhibits, such reimbursement not to exceed $20,000. (iii) The Company shall provide Employee with an indemnification agreement containing terms and conditions comparable to those provided to similarly-situated executives. 6. TERMINATION. The Employee’s employment and the Employment Term shall terminate on the first of the following to occur: (a) DISABILITY. Upon ten (10) days’ prior written notice by the Company to the Employee of a termination due to Disability. For purposes of this Agreement, “Disability” shall be defined as the inability of the Employee to have performed the Employee’s material duties hereunder after reasonable accommodation due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) days (including weekends and holidays) in any three hundred sixty-five (365)-day period as determined by the Board in its reasonable discretion. The Employee shall cooperate in all respects with the Company if a question arises as to whether the Employee has become disabled (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company and agreed to by the Employee, whose agreement shall not be unreasonably withheld, and authorizing such medical doctors and other health care specialists to discuss the Employee’s condition with the Company). (b) DEATH. Automatically upon the date of death of the Employee. (c) CAUSE. Upon a termination by the Company for Cause. “Cause” shall mean:

A-5 US-DOCS\91838772.5 (i) the Employee’s willful misconduct or gross negligence in the performance of the Employee’s duties to the Company or any of its subsidiaries; (ii) the Employee’s repeated failure to perform the Employee’s lawful duties to the Company or any of its subsidiaries or follow the lawful written directives of the Board (other than as a result of death or physical or mental incapacity); (iii) the Employee’s conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) the Employee’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the property of the Company or any of its subsidiaries; (v) the Employee’s use of illegal drugs that materially impairs the Employee’s ability to perform the Employee’s duties contemplated hereunder; (vi) the Employee’s material breach of any fiduciary duty owed to the Company or any of its subsidiaries (including, without limitation, the duty of care and the duty of loyalty); or (vii) the Employee’s material breach of this Agreement, or a material violation of the Company’s (or any of its subsidiaries’) code of conduct or other written policy pursuant to which the Employee would be subject to immediate dismissal. Any determination of Cause by the Company must be made by a resolution approved by a majority of the members of the Board (other than the Employee, as applicable), provided that no such determination may be made until the Employee has been given written notice detailing the specific Cause event and a period of thirty (30) days following receipt of such notice to present evidence that such event is not Cause, or to cure such event (if susceptible to cure) to the satisfaction of the Board. Notwithstanding anything to the contrary contained herein, the Employee’s right to cure shall not apply if there are habitual or repeated breaches by the Employee and there has been a previous opportunity to cure. Any notice of a termination for Cause as contemplated above shall be made within ninety (90) days following the date on which the Company first obtains actual knowledge of the circumstances alleged to constitute a Cause event hereunder (it being understood that such circumstances may relate to a period in excess of ninety (90) days or a pattern of behavior that extends beyond a period of ninety (90) days). (d) WITHOUT CAUSE. Upon an involuntary termination by the Company (other than for death in accordance with Section 6(b), Disability in accordance with Section 6(a), or Cause in accordance with Section 6(c)). (e) GOOD REASON. Upon a termination by the Employee for Good Reason. “Good Reason” shall mean the occurrence of any of the following circumstances, without the express written consent of the Employee, unless such circumstances are fully corrected in all material respects by the Company within thirty (30) days following written notification by the Employee to the Company of the occurrence of such circumstances:

A-6 US-DOCS\91838772.5 (i) material diminution in the Employee’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law), including without limitation, (A) removal of the Employee as Chief Financial Officer of the Company, (B) the Employee no longer reporting directly and exclusively to the CEO, or (C) the Company’s common stock ceasing to be publicly traded or, following a Change in Control (as defined in the Company’s 2012 Incentive Award Plan as in effect as of the Effective Date) (a “Change in Control”), the Employee ceases to be Chief Financial Officer of the surviving entity in such transaction (including, without limitation, the ultimate parent of such entity); (ii) relocation of the Employee’s primary work location by more than fifty (50) miles from its then current location; (iii) a material breach by the Company or any of its affiliates of any of their material obligations to the Employee; or (iv) material diminution in the Employee’s Base Salary, Target Bonus or Target LTIP. The Employee shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within ninety (90) days after the first occurrence of such circumstances, and actually terminate employment within ninety (90) days following the expiration of the Company’s cure period as set forth above. Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by the Employee. (f) WITHOUT GOOD REASON. Upon thirty (30) days’ prior written notice by the Employee to the Company of the Employee’s voluntary termination of employment without Good Reason (which the Company may, in its sole discretion, make effective earlier than any notice date). (g) EXPIRATION OF EMPLOYMENT TERM; NON-EXTENSION OF AGREEMENT. Upon the expiration of the Employment Term due to a non-extension of the Agreement by the Company or the Employee pursuant to the provisions of Section 1 hereof 7. CONSEQUENCES OF TERMINATION. (a) DEATH. In the event that the Employee’s employment and the Employment Term ends on account of the Employee’s death, the Employee or the Employee’s estate, as the case may be, shall be entitled to the following (with the amounts due under Sections 7(a)(i) through 7(a)(iii) hereof to be paid within sixty (60) days following termination of employment, or such earlier date as may be required by applicable law): (i) any unpaid Base Salary through the date of termination; (ii) reimbursement for any unreimbursed business expenses incurred through the date of termination; (iii) any accrued but unused vacation time in accordance with Company policy;

A-7 US-DOCS\91838772.5 (iv) all other payments, benefits or fringe benefits to which the Employee shall then or thereafter be entitled under the applicable terms of any applicable compensation or indemnification/advancement arrangement or benefit, equity or fringe benefit agreement, plan or program or grant or this Agreement or the programs and arrangements referred to in it (collectively, Sections 7(a)(i) through 7(a)(iv) hereof shall be hereafter referred to as the “Accrued Benefits”); (v) a payment for the Employee’s earned but unpaid Annual Bonus for the calendar year prior to the calendar year in which the Employee’s termination occurs based on actual results (and without exercise of any negative discretion that is not applied to senior executives generally) to the extent that such Annual Bonus has not been paid prior to termination, payable in a single lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such calendar year, but no later than March 15 of the calendar year in which the date of termination occurs (the “Prior Year Bonus”); (vi) a pro-rata portion of the Employee’s Annual Bonus for the calendar year in which the Employee’s termination occurs based on actual results for such year (determined by multiplying the amount of such bonus which would be due for the full calendar year (without exercise of any negative discretion that is not applied to senior executives generally) by a fraction, the numerator of which is the number of days during the calendar year of termination that the Employee is employed by the Company and the denominator of which is three hundred sixty-five (365)), payable in a single lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such calendar year, but no later than March 15 of the calendar year following the calendar year in which the date of termination occurs (such pro-rata portion being hereinafter referred to as the “Pro-Rata Bonus”); (vii) full vesting of outstanding Company equity and/or long-term incentive awards which vest solely based on the passage of time (including without limitation the Restricted Shares and the Initial Restricted Stock Award) delivered in accordance with the applicable award agreement; provided, however, that any such award intended to be exempt from Code Section 409A as a “short-term deferral” shall be distributed to the Employee within such time as is required for such equity award to constitute a “short-term deferral”; provided, further, however, the accelerated vesting of the equity awards shall not change the time or form of payment for any equity award that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A; and (viii) vesting at “target” of any outstanding Company equity and/or long- term incentive awards which vest and/or are earned based on the attainment of certain performance conditions (including, without limitation, the Performance Shares and the Initial Performance Share Award, to the extent outstanding) delivered in accordance with the applicable award agreement; provided, however, that any such award intended to be exempt from Code Section 409A as a “short-term deferral” shall be distributed to the Employee within such time as is required for such equity award to constitute a “short-term deferral”; provided, further, however, the accelerated vesting of the equity awards shall not change the time or form of payment for any equity award that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A.

A-8 US-DOCS\91838772.5 (b) DISABILITY. In the event that the Employee’s employment and/or Employment Term ends on account of the Employee’s Disability, the Company shall pay or provide the Employee with the Accrued Benefits, the Prior Year Bonus, the Pro-Rata Bonus, and the outstanding Company equity and long-term incentive awards shall become vested (and delivered) as set forth in Section 7(a)(vii) and (viii) above. The Prior Year Bonus shall be payable in a single lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such calendar year, but no later than March 15 of the calendar year in which the date of termination occurs. The Pro-Rata Bonus shall be payable in a single lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such calendar year, but no later than March 15 of the calendar year following the calendar year in which the date of termination occurs. (c) TERMINATION FOR CAUSE OR WITHOUT GOOD REASON OR AS A RESULT OF EMPLOYEE NON-EXTENSION OF THIS AGREEMENT. If the Employee’s employment is terminated (x) by the Company for Cause in accordance with Section 6(c), (y) by the Employee without Good Reason, or (z) as a result of the Employee’s non-extension of the Employment Term as provided in Section 1 hereof, the Company shall pay to the Employee the Accrued Benefits. (d) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If the Employee’s employment by the Company is terminated (x) by the Company other than for Cause, or (y) by the Employee for Good Reason, the Company shall pay or provide the Employee with the following: (i) the Accrued Benefits; and (ii) subject to the Employee’s continued compliance with the obligations in Sections 8, 9 and 10 hereof: (A) an amount (the “Severance”) equal to two (2) times the Base Salary (disregarding any reduction in Base Salary at any time), payable in a single lump sum on the first payroll date occurring on or after the sixtieth (60th) day following the date of termination (such payroll date, the “First Payroll Date”); (B) an amount (the “Bonus Severance”) equal to one (1) times the Target Bonus (disregarding any reduction in the Target Bonus at any time), payable in a single lump sum on the First Payroll Date; (C) the Prior Year’s Bonus, payable in a single lump on the First Payroll Date; (D) the Pro-Rata Bonus, payable in a single lump sum on the date on which annual bonuses are paid to the Company’s senior executives generally for such calendar year, but no later than March 15 of the calendar year following the calendar year in which the date of termination occurs; (E) during the period commencing on the date of termination and ending on the earlier of (i) the twenty-four (24) month anniversary of the date of termination

A-9 US-DOCS\91838772.5 or (ii) the date on which the Employee becomes eligible for coverage under the group health plan of a subsequent employer (of which eligibility the Employee hereby agrees to give prompt notice to the Company), subject to the Employee’s valid election to continue healthcare coverage under Section 4980B of the Code and the regulations thereunder, the Company shall continue to provide the Employee and the Employee’s eligible dependents with coverage under its group health plans at the same levels and the same cost to the Employee as would have applied if the Employee’s employment had not been terminated based on the Employee’s elections in effect on the date of termination, provided that (1) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section 409A-1(a)(5), or (2) the Company is otherwise unable to continue to cover the Employee under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act) or the Employee would be subject to tax under Section 105(h) of the Code, then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to the Employee in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof) (such coverage being hereinafter referred to as the “Health Benefits Continuation”); (F) full vesting of each outstanding Company equity and/or long-term incentive award that vests solely based on the passage of time held by the Employee on the date of termination (including without limitation the Restricted Shares and the Initial Restricted Stock Award); provided, however, that any such award intended to be exempt from Code Section 409A as a “short-term deferral” shall be distributed to the Employee within such time as is required for such equity award to constitute a “short-term deferral”; provided, further, however, the accelerated vesting of the equity awards shall not change the time or form of payment for any equity award that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A (such vesting being hereinafter referred to as the “Accelerated Time Equity Vesting”); and (G) vesting at “target” of any outstanding Company equity and/or long-term incentive awards which vest and/or are earned based on the attainment of certain performance conditions (including, without limitation, the Performance Shares and the Initial Performance Share Award, to the extent outstanding) delivered in accordance with the applicable award agreement; provided, however, that any such award intended to be exempt from Code Section 409A as a “short-term deferral” shall be distributed to the Employee within such time as is required for such equity award to constitute a “short-term deferral”; provided, further, however, the accelerated vesting of the equity awards shall not change the time or form of payment for any equity award that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A (such vesting being hereinafter referred to as the “Accelerated Performance Equity Vesting”). (e) TERMINATION AS A RESULT OF COMPANY NON-EXTENSION OF THIS AGREEMENT. If the Employee’s employment by the Company is terminated as a result of the Company’s non-extension of the Employment Term as provided in Section 1 hereof, the Company shall pay or provide the Employee with the following: (i) the Accrued Benefits; and (ii) subject to the Employee’s continued compliance with the obligations in Sections 8, 9 and 10 hereof, (A) the Severance, payable in accordance with Section 7(d)(ii)(A) hereof (B) the Bonus Severance, payable in accordance with Section 7(d)(ii)(B) hereof, (C) the Prior Year’s Bonus,

A-10 US-DOCS\91838772.5 payable in accordance with Section 7(d)(ii)(C), (D) Pro-Rata Bonus, payable in accordance with Section 7(d)(ii)(D) hereof, (E) the Health Benefits Continuation in accordance with Section 7(d)(ii)(E) hereof; (F) the Accelerated Time Equity Vesting in accordance with Section 7(d)(ii)(F) hereof and (G) the Accelerated Performance Equity Vesting in accordance with Section 7(d)(ii)(G) hereof. Payments and benefits provided in Sections 7(d) through 7(e) shall be in lieu of any termination or severance payments or benefits for which the Employee may be eligible under any of the plans, policies or programs of the Company or under the Worker Adjustment Retraining Notification Act of 1988 or any similar state statute or regulation. (f) LIMITATION ON PAYMENTS. (i) Section 280G Best Pay Cap. Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Employee (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 7 hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in any other plan, arrangement or agreement other than this Agreement, the Total Payments shall be reduced as set forth herein, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net present value of the amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments assuming the highest marginal tax rates for purposes of such calculation) is greater than or equal to (B) the net present value of the amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments assuming the highest marginal tax rates for purposes of such calculation and the amount of Excise Tax to which the Employee would be subject in respect of such unreduced Total Payments). If a reduction in the Total Payments is required by Section 7(f), the reduction shall occur in the following order: reduction of cash payments (in reverse order of the date on which such cash payments would otherwise be made with the cash payments that would otherwise be made last being reduced first); cancellation of accelerated vesting of stock awards which do not receive favorable treatment under Treasury Regulation Section 1.280G-1, Q&A-24(b) or (c) (with such accelerated vesting shall be cancelled in the reverse order of the grant date of Employee’s stock awards); reduction of employee benefits; and cancellation of accelerated vesting of stock awards which do receive favorable treatment under Treasury Regulation Section 1.280G-1, Q&A-24(b) or (c) (with such accelerated vesting shall be cancelled in the reverse order of the grant date of Employee’s stock awards); provided, that with each category the reduction shall be done on a basis resulting in the highest amount retained by the Employee; and provided, further, that to the extent permitted by Section 409A of the Code (“Code Section 409A”) and Sections 280G and 4999 of the Code, if a different reduction procedure would be permitted without violating Code Section 409A or losing the benefit of the reduction under Sections 280G and 4999 of the Code, the Employee may designate a different order of reduction.

A-11 US-DOCS\91838772.5 (ii) Accounting Firm. All determinations required to be made for purposes of this Section 7(f) shall be made by an independent, nationally recognized accounting firm selected by the Company (the “Accounting Firm”). The Company shall bear all expenses with respect to the determinations by the Accounting Firm required to be made hereunder. The Accounting Firm engaged to make the determinations under this Section 7(f) shall provide its calculations, together with detailed supporting documentation, to Employee and the Company within 15 calendar days after the date on which Employee’s right to a payment contingent on a change in control is triggered (if requested at that time by Employee or the Company) or such other time as agreed upon by Employee and the Company. If the Accounting Firm determines that no Excise Tax is payable with respect to the Total Payments, it shall furnish Employee and the Company with documentation of such determination reasonably acceptable to Employee. (g) OTHER OBLIGATIONS. Upon any termination of the Employee‘s employment with the Company, the Employee shall promptly resign from any position as an officer, director or fiduciary of any Company-related entity. (h) EXCLUSIVE REMEDY. The amounts payable to the Employee following termination of employment and the Employment Term hereunder pursuant to Sections 6 and 7 hereof shall be in full and complete satisfaction of the Employee’s rights under this Agreement and under any other plan, program, agreement, or arrangement of the Company or any of its affiliates, and the Employee acknowledges that such amounts are fair and reasonable. 8. RELEASE; NO MITIGATION; SET-OFFS. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond the Accrued Benefits shall only be payable if the Employee (or his estate, in the case of death) delivers to the Company and does not revoke a general release of claims in favor of the Company substantially in the form of Exhibit A attached hereto. Such release shall be executed and delivered (and no longer subject to revocation, if applicable) within sixty (60) days following termination. For the avoidance of doubt, each Company equity award that vests in accordance with Section 7 hereof shall remain outstanding and eligible to vest following the date of termination and shall actually vest and become exercisable (if applicable) and non-forfeitable upon the effectiveness of such release (and any equity awards intended to be exempt from Code Section 409A as a “short-term deferral” shall be paid within the applicable short-term deferral period). In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Employee as a result of employment by a subsequent employer or self-employment. Subject to the provisions of Section 20(b)(v) hereof; the Company’s obligations to pay the Employee amounts hereunder shall be subject to set-off, counterclaim or recoupment of amounts owed by the Employee to the Company or any of its affiliates (to the extent that such set-off, counterclaim or recoupment does not result in a violation of Code Section 409A). Except as otherwise provided in Section 7, this Section 8, the Award Agreements, in the Company’s Recoupment Policy as in effect on February 19, 2015, as may be amended or restated, or any other recoupment or clawback policy or program adopted by the Company and applicable to all senior executives of the Company, or as may be otherwise agreed in writing between the parties, the Employee’s incentive compensation (including any equity and/or long-term incentive awards) and severance shall not be subject to forfeiture or recoupment for any other reason (other than forfeiture or lapse in connection with certain

A-12 US-DOCS\91838772.5 terminations of employment and/or the failure to meet the applicable performance goals within the performance period). 9. RESTRICTIVE COVENANTS. (a) CONFIDENTIALITY. During the course of the Employee’s employment with the Company, the Employee will have access to Confidential Information. For purposes of this Agreement, “Confidential Information” means all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, specifications, designs, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company or any of its affiliates, including, without limitation, any such information relating to or concerning finances, financing sources, acquisitions, acquisition sources, marketing, advertising, transition, promotions, pricing, personnel, operations, customers and tenants (including tenant or mortgagee financial or operational data, or that of any guarantors of such obligations), suppliers, vendors, partners and deal sources and/or competitors. The Employee agrees that the Employee shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Employee’s assigned duties and for the benefit of the Company, either during the period of the Employee’s employment or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on the Company’s and its subsidiaries’ and affiliates’ part to maintain the confidentiality of such information, and to use such information only for certain limited purposes, in each case, which shall have been obtained by the Employee during the Employee’s employment by the Company (or any predecessor). The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Employee, (ii) becomes generally known to the public subsequent to disclosure to the Employee through no wrongful act of the Employee or any representative of the Employee, or (iii) the Employee is required to disclose by applicable law, regulation or legal process (provided that, except to the extent disclosure by the Company or any of its affiliates is contemplated in connection with a potential Change in Control, the Employee provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its sole expense in seeking a protective order or other appropriate protection of such information). Notwithstanding anything in this Agreement or elsewhere to the contrary, the Employee may disclose documents and information in confidence to an attorney for the purpose of securing legal advice, and may use documents and information as reasonably necessary to enforce the Employee’s rights under this Agreement or otherwise. In addition, notwithstanding the generality of the foregoing, nothing in this Agreement is intended to prohibit the Employee from filing a charge with, reporting possible violations to, or participating or cooperating with the Securities and Exchange Commission or any other federal, state or local regulatory body or law enforcement agency including in relation to any whistleblower, anti-discrimination, or anti- retaliation provisions of federal, state or local law or regulation. (b) NONCOMPETITION. The Employee acknowledges that (i) the Employee performs services of a unique nature for the Company that are irreplaceable, and that the Employee’s performance of such services to a “Competitive Business” (as defined below) will

A-13 US-DOCS\91838772.5 result in irreparable harm to the Company, (ii) the Employee has had and will continue to have access to Confidential Information which, if disclosed, would unfairly and inappropriately assist in competition against the Company and its affiliates, (iii) in the course of the Employee’s employment by a Competitive Business during the non-compete period set forth herein, the Employee would inevitably use or disclose such Confidential Information, (iv) the Company and its affiliates have substantial relationships with their customers and the Employee has had and will continue to have access to these customers, (v) the Employee has generated and will continue to generate goodwill for the Company and its affiliates in the course of the Employee’s employment, (vi) the Company has invested significant time and expense in developing the Confidential Information and goodwill, and (vii) the Company’s operations and the operations upon with the Employee works are nationwide in scope. Accordingly, during the Employee’s employment hereunder and for a period of twelve (12) months following a termination of the Employee’s employment for any reason, the Employee agrees that the Employee will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in a Competitive Business in the United States. Notwithstanding the foregoing, nothing herein shall prohibit the Employee from being a passive owner of not more than two percent (2%) of the equity securities of a publicly traded corporation engaged in a Competitive Business, so long as the Employee has no active participation in the business of such corporation. For purposes hereof, the term “Competitive Business” shall mean any business involved in the net leased real estate investment industry in competition with the Company or any of its affiliates and the term “Employee’s Termination” shall mean the date the Employee ceases to be employed by the Company for whatever reason, whether voluntarily or involuntarily. (c) NONSOLICITATION; NONINTERFERENCE. During the Employee’s employment hereunder and for a period of twelve (12) months following Employee’s Termination, the Employee agrees that the Employee shall not, except in the furtherance of the Employee’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (i) solicit, aid or induce any person or entity the Employee knows or reasonably should have known to be a customer, tenant or mortgagee (or any person or entity to whom the Company to the Employee’s knowledge (or reasonably should know) has leased property or provided capital, directly or indirectly, within the prior 18 months) of the Company or any of its affiliates to purchase goods or services or enter into transactions for the purchase, sale, lease, license or financing of real property then offered by the Company or any of its affiliates from another person, firm, corporation or other entity or assist or aid any other person or entity in identifying or soliciting any such customer, tenant or counterparty, (ii) solicit, aid or induce any employee or individual independent contractor of the Company or any of its affiliates with whom the Employee, during the term of his employment had contact or became aware of, or about whom the Employee has trade secret or Confidential Information, to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company, or hire or retain any such employee or individual independent contractor, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee or individual independent contractor, or (iii) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its affiliates and any person or entity the Employee knows or reasonably should have known to be one of their respective vendors, joint

A-14 US-DOCS\91838772.5 venturers or licensors. An employee or individual independent contractor shall be deemed covered by this Section 9(c) while so employed or retained and for a period of three (3) months thereafter. Notwithstanding the foregoing, the provisions of this Section 9(c) shall not be violated by general advertising or solicitation not specifically targeted at Company-related persons or entities. (d) NONDISPARAGEMENT. The Employee agrees not to make negative comments or otherwise disparage the Company or its officers, directors or, if Employee is no longer employed, employees of the Company as of the date of Employee’s termination, or products other than in the good faith performance of the Employee’s duties to the Company. The Company agrees to direct the members of its Board and its executive officers not to make negative comments or otherwise disparage the Employee. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), and the foregoing limitation on the Company’s directors and executive officers shall not be violated by statements that they in good faith believe are necessary or appropriate to make in connection with performing their duties and obligations to the Company. (e) INVENTIONS. (i) The Employee acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products, developments, software, know- how, processes, techniques, methods, works of authorship and other work product, whether patentable or unpatentable, (A) that are reduced to practice, created, invented, designed, developed, contributed to, or improved with the use of any resources of the Company or its subsidiaries and/or within the scope of the Employee’s work with the Company or its subsidiaries or that relate to the business, operations or actual or demonstrably anticipated research or development of the Company or its subsidiaries, and that are made or conceived by the Employee, solely or jointly with others, during the period of the Employee’s employment with the Company or its subsidiaries, or (B) suggested by any work that the Employee performs in connection with the Company or its subsidiaries, either while performing the Employee’s duties with the Company or its subsidiaries or on the Employee’s own time, but only insofar as the Inventions are related to the Employee’s work as an employee or other service provider to the Company or its subsidiaries, shall belong exclusively to the Company or its subsidiaries (or a designee), whether or not patent or other applications for intellectual property protection are filed thereon (the “Inventions”). The Employee will keep full and complete written records (the “Records”), in the manner prescribed by the Company or its subsidiaries, of all Inventions, and will promptly disclose all Inventions completely and in writing to the Company. The Records shall be the sole and exclusive property of the Company or its subsidiaries, and the Employee will surrender them upon the termination of the Employment Term, or upon request of the Company or any of its subsidiaries. The Employee will assign to the Company or its subsidiaries the Inventions and all patents or other intellectual property rights that may issue thereon in any and all countries, whether during or subsequent to the Employment Term, together with the right to file, in the Employee’s name or in the name of the Company or its subsidiaries (or a designee), applications for patents and equivalent rights (the “Applications”). The Employee will, at any time during and subsequent to the Employment Term, make such applications, sign such papers, take all rightful oaths, and perform all other acts as may be requested from time to time by the Company or its subsidiaries to perfect, record, enforce, protect, patent or register the Company’s (or a subsidiary’s) rights in the Inventions, all without additional compensation to the Employee from the Company or its subsidiaries. The Employee will also execute assignments to the Company or its subsidiaries (or a designee) of the

A-15 US-DOCS\91838772.5 Applications, and give the Company, its subsidiaries and their attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for the Company’s (or a subsidiary’s) benefit, all without additional compensation to the Employee from the Company or its subsidiaries, but entirely at the expense of the Company or its subsidiaries. (ii) In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Company or its subsidiaries, and the Employee agrees that the Company or any of its subsidiaries will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to the Employee. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, or the rights in such Inventions do not otherwise automatically vest in the Company or any of its subsidiaries, the Employee hereby irrevocably conveys, transfers and assigns to the Company or its subsidiaries, all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of the Employee’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including, without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, the Employee hereby waives any so-called “moral rights” with respect to the Inventions. To the extent that the Employee has any rights in the results and proceeds of the Employee’s service to the Company or its subsidiaries that cannot be assigned in the manner described herein, the Employee agrees to unconditionally waive the enforcement of such rights. The Employee hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents and other registrations for intellectual property that may issue thereon, including, without limitation, any rights that would otherwise accrue to the Employee’s benefit by virtue of the Employee being an employee of or other service provider to the Company or any of its subsidiaries. (f) RETURN OF COMPANY PROPERTY. On the date of the Employee’s Termination (or at any time prior thereto at the Company’s reasonable request), the Employee shall return all property belonging to the Company or its affiliates (including, but not limited to, any Company- provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company). Notwithstanding anything in this Agreement or anywhere to the contrary, the Employee may retain, and use appropriately: (i) the Employee’s rolodex and similar address books (and electronic equivalent) provided that such items only include contact information and (ii) documents and information relating to the Employee’s personal rights and obligations. (g) REASONABLENESS OF COVENANTS. In signing this Agreement, the Employee gives the Company assurance that the Employee has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed under this Section 9. The Employee agrees that these restraints are necessary for the reasonable and proper protection of the Company and its affiliates and their Confidential Information and that each and every one of the restraints is reasonable in respect of subject matter, length of time and geographic area, and

A-16 US-DOCS\91838772.5 that these restraints, individually or in the aggregate, will not prevent the Employee from obtaining other suitable employment during the period in which the Employee is bound by the restraints. The Employee acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and its affiliates and that the Employee has sufficient assets and skills to provide a livelihood while such covenants remain in force. The Employee further covenants that the Employee will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 9. It is also agreed that each of the Company’s affiliates will have the right to enforce all of the Employee’s obligations to that affiliate under this Agreement, including without limitation pursuant to this Section 9. (h) REFORMATION. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 9 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state. (i) TOLLING. In the event of any violation of the provisions of Section 9(b) or 9(c), the Employee acknowledges and agrees that the post termination restrictions contained in this Section 9 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post termination restriction period shall be tolled during any period of such violation. (j) SURVIVAL OF PROVISIONS. The obligations contained in this Section 9 and Section 10 hereof shall survive the termination or expiration of the Employment Term and the Employee’s employment with the Company and shall be fully enforceable thereafter. 10. COOPERATION. Upon receipt of reasonable written request from the Company (including outside counsel), the Employee agrees that while employed by the Company and thereafter, the Employee will respond and provide information with regard to matters in which the Employee has knowledge as a result of the Employee’s employment with the Company, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of all claims that may be made against the Company or its affiliates, and will reasonably assist the Company and its affiliates in the prosecution of all claims that may be made by the Company or its affiliates, to the extent that such claims may relate to the period of the Employee’s employment with the Company and does not unreasonably interfere with the Employee’s subsequent employment or self-employment. The Employee agrees to promptly inform the Company if the Employee becomes aware of any lawsuit involving such claims that may be filed or threatened against the Company or its affiliates. The Employee also agrees to promptly inform the Company (to the extent that the Employee is legally permitted to do so) if the Employee is asked to assist in any investigation of the Company or its affiliates (or their actions), regardless of whether a lawsuit or other proceeding has then been filed against the Company or its affiliates with respect to such investigation, and shall not do so unless legally required. Upon presentation of appropriate documentation, the Company shall pay or reimburse the Employee for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by the Employee in complying with this Section 10, and, after the Employment Term, the Company shall pay the Employee a daily fee, in an amount (rounded down to the nearest whole cent) determined by dividing the

A-17 US-DOCS\91838772.5 Employee’s Base Salary as in effect on the date of termination by 100, for services rendered by the Employee in complying with this Section 10. 11. EQUITABLE RELIEF AND OTHER REMEDIES. The Employee acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 9 or Section 10 hereof would be inadequate and, in recognition of this fact, the Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages or the posting of a bond or other security. In the event of a violation by the Employee of Section 9 or Section 10 hereof, any severance being paid to the Employee pursuant to this Agreement or otherwise shall immediately cease. 12. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. Except as provided in this Section 12 hereof, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company; provided that the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise. In the event of the Employee’s death or a judicial determination of the Employee’s incapacity, references in this Agreement to the Employee shall be deemed, where appropriate, to be references to the Employee’s heir(s), beneficiar(ies), executor(s) or other legal representative(s). 13. NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Employee: At the address (or to the facsimile number) shown in the books and records of the Company.

A-18 US-DOCS\91838772.5 If to the Company: Spirit Realty Capital, Inc. 2727 N. Harwood, Suite 300 Dallas, TX 75033 Attention: Board of Directors or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. 14. SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall govern and control. 15. SEVERABILITY. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law. 16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Signatures delivered by facsimile (including, without limitation, by “pdf”) shall be deemed effective for all purposes. 17. GOVERNING LAW; JURISDICTION. This Agreement, the rights and obligations of the parties hereto, and all claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice of law provisions thereof. Each of the parties agrees that any dispute between the parties shall be resolved only in the courts of the State of Texas or the United States District Court for the Northern District of Texas and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties hereto irrevocably and unconditionally (a) submits in any proceeding relating to this Agreement or the Employee’s employment by the Company or any affiliate, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Texas, the court of the United States of America for the Northern District of Texas, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such Texas State court or, to the extent permitted by law, in such federal court, (b) consents that any such Proceeding may and shall be brought in such courts and waives any objection that the Employee or the Company may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Employee’s employment by the Company or

A-19 US-DOCS\91838772.5 any affiliate of the Company, or the Employee’s or the Company’s performance under, or the enforcement of, this Agreement, (d) agrees that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the Employee’s or the Company’s address as provided in Section 13 hereof, and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Texas. The parties acknowledge and agree that in connection with any dispute hereunder, each party shall pay all of its own costs and expenses, including, without limitation, its own legal fees and expenses. 18. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer or director of the Company as may be designated by the Board. As of the Effective Date, this Agreement, together with all exhibits hereto (if any) and the plan documents and agreements referenced herein, including, without limitation, the indemnification agreement listed as an additional benefit in Section 5(d)(iii), sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between the Employee and the Company with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of any other plan, program, agreement or arrangement of the Company or any of its affiliates, the terms of this Agreement shall, to the extent more favorable to the Employee, control. 19. REPRESENTATIONS. The Employee represents and warrants to the Company that (a) the Employee has the legal right to enter into this Agreement and to perform all of the obligations on the Employee’s part to be performed hereunder in accordance with its terms, and (b) the Employee is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prevent the Employee from entering into this Agreement or performing the Employee’s material duties and obligations hereunder. The Company represents and warrants to the Employee that it is duly authorized to enter into this Agreement and to perform all of its obligations in accordance with its terms. 20. TAX MATTERS. (a) WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement or otherwise such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. (b) SECTION 409A COMPLIANCE. (i) The intent of the parties is that payments and benefits under this Agreement be exempt from or comply with Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from, and, to the extent not exempt, in compliance therewith. To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Employee and the Company of the applicable provision without violating the provisions of Code

A-20 US-DOCS\91838772.5 Section 409A. In no event shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Employee by Code Section 409A, or damages for failing to comply with Code Section 409A, in each case, for any payments made consistent with the terms of this Agreement. (ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amount or benefit upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Agreement, if the Employee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provision of any benefit that is considered “nonqualified deferred compensation” under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Employee, and (B) the date of the Employee’s death, to the extent required under Code Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 20(b)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Employee in a lump sum, and all remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. The Employee shall have no duties following any termination of Employee’s employment hereunder that are inconsistent with the Employee having had a “separation from service” on or before his employment hereunder. (iii) To the extent that reimbursements or other in-kind benefits for the Employee constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (A) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Employee, (B) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. (iv) For purposes of Code Section 409A, the Employee’s right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company and if such payment constitutes “nonqualified deferred compensation” for purposes of Code Section 409A and such payment period spans two calendar years, such payment shall be made in the second calendar year.

A-21 US-DOCS\91838772.5 (v) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment or benefit under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-22 US-DOCS\91838772.5 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. SPIRIT REALTY CAPITAL, INC. By: Name: Title: EMPLOYEE Michael Hughes

A-23 US-DOCS\91838772.5 EXHIBIT A GENERAL RELEASE I, Michael Hughes, in consideration of and subject to the performance by Spirit Realty Capital, Inc. (together with its subsidiaries, the “Company”), of its obligations under the Employment Agreement dated as of ________________ (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its affiliates, subsidiaries and direct or indirect parent entities and all present, former and future directors, officers, agents, representatives, employees, predecessors, successors and assigns of the Company and/or its affiliates, subsidiaries and direct or indirect parent entities (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third- party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. 1. I understand that any payments or benefits paid or granted to me under Section 7 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 7 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. 2. Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law; or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs,

A-24 US-DOCS\91838772.5 fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). 3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above. 4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). 5. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Benefits or any severance benefits to which I am entitled under Section 7 of the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, (iii) my rights as an equity or security holder in the Company or its affiliates, or (iv) my rights to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator. 6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release. 7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

A-25 US-DOCS\91838772.5 8. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. 9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity. In addition, notwithstanding anything herein, I acknowledge and agree that, pursuant to 18 USC Section 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 10. I hereby acknowledge that Sections 7 through 13, 15, 17, 18 and 20 of the Agreement shall survive my execution of this General Release. 11. I represent that I am not aware of any claim by me other than the claims that are released by, or preserved by, this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. 12. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof. 13. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed , construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT: 1. I HAVE READ IT CAREFULLY; 2. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS

A-26 US-DOCS\91838772.5 AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; 3. I VOLUNTARILY CONSENT TO EVERYTHING IN IT; 4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; 5. I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD; 6. I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; 7. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND 8. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME. SIGNED: ______________________ DATED: _________________________ Michael Hughes

A-27 US-DOCS\91838772.5 EXHIBIT B RESTRICTED STOCK AGREEMENT AMENDED AND RESTATED SPIRIT REALTY CAPITAL, INC. AND SPIRIT REALTY, L.P. 2012 INCENTIVE AWARD PLAN RESTRICTED STOCK AWARD GRANT NOTICE Spirit Realty Capital, Inc., a Maryland corporation, (together with its successors and assigns, the “Company”), pursuant to the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company’s Common Stock set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) (including without limitation the Restrictions on the Shares set forth in the Restricted Stock Agreement) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Restricted Stock Agreement. Participant: Michael Hughes Grant Date: Total Number of Shares of Restricted Stock: Vesting Commencement Date: Vesting Schedule: Subject to the Participant’s continued employment (except as otherwise provided in the Restricted Stock Agreement), the Shares shall vest and the restrictions thereon shall lapse with respect to one-third (1/3rd) of the Shares on each of of ____________, _______________ and ______________. By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. The Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Restricted Stock Agreement. In addition, by signing below, the Participant also agrees that the Company or any Affiliate, in its sole

A-28 US-DOCS\91838772.5 discretion, may satisfy any withholding obligations in accordance with Section 2.2(c) of the Restricted Stock Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock and remit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.2(c) of the Restricted Stock Agreement or the Plan. Notwithstanding anything to the contrary contained herein, in consideration of the grant of this award, the Participant agrees that this Award and any payments hereunder will be subject to forfeiture and/or repayment to the extent provided for in the Spirit Compensation Clawback Policy, as in effect from time to time, if it is determined in accordance with the policy that a Restatement or event of Misconduct (each as defined in such policy) has occurred. SPIRIT REALTY CAPITAL, INC.: PARTICIPANT: By: /s/ _______________________ Print Name: Jay Young Title: EVP, General Counsel and Secretary Address: 2727 N. Harwood, Suite 300 Dallas, TX 75201 By: _________________________ Print Name: __________________________ Address: _________________________ _________________________

A-29 US-DOCS\91838772.5 EXHIBIT A TO RESTRICTED STOCK AWARD GRANT NOTICE RESTRICTED STOCK AWARD AGREEMENT Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached, Spirit Realty Capital, Inc., a Maryland corporation (the “Company”) has granted to the Participant the number of shares of Restricted Stock (the “Shares”) under the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice. I. GENERAL (c) Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. II. AWARD OF RESTRICTED STOCK (d) Award of Restricted Stock. (i) Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Restricted Stock (the “Award”) under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or its Affiliates, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Common Stock subject to the Award as of the Grant Date. The number of Shares subject to the Award is set forth in the Grant Notice. The Participant is an Employee, Director or Consultant of the Company or one of its Affiliates. (ii) Book Entry Form; Certificates. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 2.2(b) and (d) hereof, the Company shall remove such notations on any such vested Shares in accordance with Section 2.1(e) below; or (ii) certificated form pursuant to the terms of Sections 2.1(c), (d) and (e) below. (iii) Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or have been removed and the Shares have thereby become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

A-30 US-DOCS\91838772.5 “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN SPIRIT REALTY CAPITAL, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.” (iv) Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions lapse or shall have been removed; in such event, the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him or her. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer. (v) Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of Shares as may be permitted pursuant to Section 11.2 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder. (e) Restrictions. (i) Forfeiture. Notwithstanding any contrary provision of this Agreement, upon the Participant’s Termination of Service for any or no reason, any portion of the Award (and the Shares subject thereto) which has not vested prior to or in connection with such Termination of Service (after taking into consideration any accelerated vesting and lapsing of Restrictions, if any, which may occur in connection with such Termination of Service) shall thereupon be forfeited immediately and without any further action by the Company or the Participant, and the Participant shall have no further right or interest in or with respect to such Shares or such portion of the Award. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 hereof and the exposure to forfeiture set forth in this Section 2.2(a). (ii) Vesting and Lapse of Restrictions. Subject to Section 2.2(a) above, the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share, except in the case of the final vesting event). Notwithstanding anything contained herein, the Award shall not vest and the Restrictions shall not

A-31 US-DOCS\91838772.5 lapse to the extent that such lapsing of Restrictions and vesting is prohibited by Section 13.8 of the Plan. (iii) Tax Withholding. The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder. With respect to any tax withholding relating to the Award, unless otherwise determined by the Administrator, the Company or its Affiliates shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under the Award having a Fair Market Value equal to the sums to be withheld. The number of Shares which shall be so withheld shall be limited to the number of Shares which have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b) hereof), the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder. (iv) Conditions to Delivery of Shares. Subject to Section 2.1 above, the Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 11.4 of the Plan. Notwithstanding the foregoing, the issuance of such Shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of the Code. In the event that the Company delays the issuance of such Shares because it reasonably determines that the issuance of such Shares will violate Applicable Law, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). (v) To ensure compliance with the Restrictions, the Common Stock Ownership Limit, the Aggregate Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time), any other provision of Section 6.2.1(a) of the Company’s charter, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Restricted Stock. The Company shall notify the transfer agent as and when the Restrictions lapse. (f) Consideration to the Company. In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Affiliate.

A-32 US-DOCS\91838772.5 III OTHER PROVISIONS (g) Section 83(b) Election. The Participant covenants that he or she will not make an election under Section 83(b) of the Code with respect to the receipt of any Share without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service. (h) Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator, the Shares may be transferred to one or more Permitted Transferees, subject to and in accordance with Section 11.3 of the Plan. (i) Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder. (j) Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant. (k) Governing Law. The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. (l) Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

A-33 US-DOCS\91838772.5 (m) Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant. (n) Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service. (o) Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns. (p) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. (q) Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof. (r) Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

A-34 US-DOCS\91838772.5 EXHIBIT C PERFORMANCE SHARE AWARD AGREEMENT AMENDED AND RESTATED SPIRIT REALTY CAPITAL, INC. AND SPIRIT REALTY, L.P. 2012 INCENTIVE AWARD PLAN PERFORMANCE SHARE AWARD GRANT NOTICE Spirit Realty Capital, Inc., a Maryland corporation, (together with its successors and assigns, the “Company”), pursuant to the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, a Performance Share Award (the “Performance Shares”). Each Performance Share represents the right to receive one share of Common Stock (as defined in the Plan) upon the achievement of certain performance goals (the “Shares”). This award is subject to all of the terms and conditions set forth herein and in the Performance Share Award Agreement attached hereto as Exhibit A (the “Performance Share Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Share Award Grant Notice (the “Grant Notice”) and the Performance Share Award Agreement. Participant: Michael Hughes Grant Date: Target Number of Performance Shares: Performance Period: Performance Goals: Except as otherwise set forth in the Performance Share Award Agreement, the Participant is eligible to receive Shares based upon the Company’s attainment, during the Performance Period, of the Performance Goals set forth in Sections 2.2 and 2.3 of the Performance Share Award Agreement. Termination: Except as otherwise set forth in the Performance Share Award Agreement, the Participant shall forfeit all Performance Shares upon the Participant’s termination of employment prior to the Valuation Date. By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Performance Share Award Agreement and this Grant Notice. The Participant has reviewed the Performance Share Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and

A-35 US-DOCS\91838772.5 fully understands all provisions of this Grant Notice, the Performance Share Award Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Performance Share Award Agreement. In addition, by signing below, the Participant also agrees that the Company or any Affiliate, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.5 of the Performance Share Award Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant in connection with the vesting or payment of the Performance Shares, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant in connection with the vesting or payment of the Performance Shares and remit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.5 of the Performance Share Award Agreement or the Plan. Notwithstanding anything to the contrary contained herein, in consideration of the grant of this award, the Participant agrees that this Award and any payments hereunder will be subject to forfeiture and/or repayment to the extent provided for in the Spirit Compensation Clawback Policy, as in effect from time to time, if it is determined in accordance with the policy that a Restatement or event of Misconduct (each as defined in such policy) has occurred. SPIRIT REALTY CAPITAL, INC.: PARTICIPANT: By: /s/ _______________________ Print Name: Title: Address: By: _________________________ Print Name: Address: _________________________ _________________________

A-36 US-DOCS\91838772.5 EXHIBIT B TO PERFORMANCE SHARE AWARD GRANT NOTICE PERFORMANCE SHARE AWARD AGREEMENT Pursuant to the Performance Share Award Grant Notice (the “Grant Notice”) to which this Performance Share Award Agreement (this “Agreement”) is attached, Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), has granted to the Participant a performance share award (the “Performance Shares”) under the Amended and Restated Spirit Realty Capital, Inc. and Spirit Realty, L.P. 2012 Incentive Award Plan, as amended from time to time (the “Plan”). ARTICLE 1. GENERAL (s) Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice. (i) “Cause” shall mean “Cause” as defined in, and determined under, the Participant’s Employment Agreement, dated as of April 1, 2018 (the “Employment Agreement”). (ii) “Commencement Date” shall mean. (iii) “Common Stock Price” shall mean, as of a particular date, the Fair Market Value of a share of Common Stock on that date. (iv) “Disability” shall mean, notwithstanding the definition contained in the Plan, “Disability” as defined in, and determined under, the Employment Agreement. (v) “Dividend Equivalents Period” shall mean the period commencing on the Commencement Date and ending on the day immediately preceding the date on which the Shares underlying the Performance Shares are issued to the Participant pursuant to Section 2.7 hereof. (vi) “End Date” shall mean (vii) “Good Reason” shall mean “Good Reason” as defined in, and determined under, the Employment Agreement. (viii) “Maximum TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to or in excess of the 80th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement. (ix) “Minimum TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to the 25th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance

A-37 US-DOCS\91838772.5 Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement. (x) “Peer Group” shall mean the Company’s peer group set forth on Exhibit B; provided, however, that if a constituent company in the Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy or the Administrator otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Administrator in its reasonable discretion may select a comparable company to be added to the Peer Group for purposes of making the total shareholder return comparison required by Section 2.2 hereof meaningful and consistent across the relevant measurement period. (xi) “Performance Goals” shall mean the total shareholder return goals described in Section 2.2(b) hereof (including the Minimum TSR, Target TSR and Maximum TSR) and Section 2.3(c) hereof, each of which shall be measured with respect to the Performance Period. (xii) “Performance Period” shall mean the period beginning on the Commencement Date and ending on the Valuation Date. (xiii) “Performance Share Award Change in Control” shall mean, notwithstanding the definition of “Change in Control” in the Plan, the occurrence of any of the following events: (A) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, the Partnership or any Subsidiary, an employee benefit plan maintained by any of the foregoing entities or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or (B) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (A) a merger, consolidation, reorganization, or business combination, (B) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (C) the acquisition of assets or stock of another entity, in each case, other than a transaction: Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of

A-38 US-DOCS\91838772.5 the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.1(m)(ii)(II) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (C) Approval by the Company’s stockholders of a liquidation or dissolution of the Company. (xiv) “Primary Net Lease Peer Group” shall mean, collectively, National Retail Properties, Inc., Realty Income Corporation, STORE Capital Corporation and VEREIT, Inc.; provided, however, that if any company in the Primary Net Lease Peer Group ceases to be actively traded, due, for example, to merger or bankruptcy or the Administrator otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Administrator in its reasonable discretion shall select a comparable company to be added to the Primary Net Lease Peer Group for purposes of making the total shareholder return comparison required by Section 2.2(c) hereof meaningful and consistent across the relevant measurement period. (xv) “Qualifying Termination” means a termination of employment due to death or Disability, or by the Company without Cause or by the Participant for Good Reason or a non-extension by the Company of the Employment Term (as defined in the Employment Agreement). (xvi) “Share Value” shall mean (i) for the Commencement Date Share Value, the closing trading price of a share of Common Stock on the principal exchange on which such shares are then traded for the trading day immediately preceding the Commencement Date and (ii) for any other particular date, the average of the closing trading prices of a share of Common Stock on the principal exchange on which such shares are then traded for each trading day during the twenty (20) consecutive trading days ending on the applicable date; provided, however, that in the event that a Performance Share Award Change in Control occurs prior to the End Date, Share Value shall mean the price per share of Common Stock paid by the acquirer in the Performance Share Award Change in Control transaction. (xvii) “Target TSR” shall mean, with respect to the Performance Period, Total Shareholder Return of the Company equal to the 50th percentile (as determined in accordance with standard statistical methodology) of the range of total shareholder returns during the Performance Period of the constituent companies included in the Peer Group, calculated in a manner consistent with TSR calculation methodology under this Agreement. (xviii) “Total Shareholder Return” or “TSR” shall mean the Company’s compound annual total shareholder return for the Performance Period, calculated based on the Share Value as of the Commencement Date as the beginning stock price and the Share Value as

A-39 US-DOCS\91838772.5 of the Valuation Date as the ending stock price, and otherwise in accordance with the total shareholder return calculation methodology used in the MSCI US REIT Index (and, for the avoidance of doubt, assuming the reinvestment of all dividends paid on Common Stock). Additionally, as set forth in, and pursuant to, Section 3.4 hereof, appropriate adjustments to the Total Shareholder Return shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 3.4 hereof that occur prior to the Valuation Date. (xix) “Valuation Date” shall mean the earlier to occur of (i) the End Date or (ii) the date on which a Performance Share Award Change in Control occurs. (t) Incorporation of Terms of Plan. The Performance Shares are subject to the terms and conditions of the Plan, which are incorporated herein by reference. Except as expressly indicated herein, in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. ARTICLE2. PERFORMANCE SHARES AND DIVIDEND EQUIVALENTS (u) Grant of Performance Shares. In consideration of the Participant’s past and/or continued employment with or service to the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to the Participant an award of Performance Shares (this “Award”) as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. (v) Performance-Based Right to Payment. (i) Except in the event of a Qualifying Termination during the Performance Period, the vesting of the Participant’s Performance Shares and the issuance of Shares with respect thereto is contingent on the attainment of the Performance Goals. Accordingly, subject to Section 2.4 hereof, the Participant shall not become entitled to payment with respect to the Performance Shares subject to this Agreement unless and until the Administrator determines whether and to what extent the Performance Goals have been attained and the Performance Shares have vested. Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement, the Participant shall be entitled to vesting and payment of that portion of the Performance Shares as corresponds to the Performance Goals attained (as determined by the Administrator in its sole discretion) as set forth in Sections 2.2(b) - (d) and 2.3 hereof. (ii) Subject to the Participant’s continued employment with the Company from the Grant Date through the Valuation Date and further subject to Sections 2.2(c), 2.2(d), and 2.3 - 2.5 hereof, the number of Performance Shares that vest shall be determined as of the Valuation Date, based on the Company’s Total Shareholder Return, as follows:

A-40 US-DOCS\91838772.5 (A) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is less than the Minimum TSR, then no Performance Shares shall vest and the Performance Shares shall thereupon be forfeited. (B) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Minimum TSR, then 66.7% of the Target Number of Performance Shares set forth on the Grant Notice shall vest. (C) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Target TSR, then 100% of the Target Number of Performance Shares set forth on the Grant Notice shall vest. (D) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is equal to the Maximum TSR, then 200% of the Target Number of Performance Shares set forth on the Grant Notice shall vest. (E) If the Company’s Total Shareholder Return is between the Minimum TSR and the Target TSR or between the Target TSR and the Maximum TSR, then the number of Performance Shares that shall vest in accordance with this Section 2.2(b) shall be determined by means of linear interpolation. (iii) Notwithstanding anything to the contrary contained in Section 2.2(b) hereof, and subject to Sections 2.2(d) and 2.3 - 2.5 hereof, the number of Performance Shares that vest hereunder shall be adjusted as follows: (A) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is greater than the total shareholder return of each of the companies in the Primary Net Lease Peer Group, then the number of Performance Shares that vest and become payable hereunder shall equal the number of Performance Shares that would have otherwise vested pursuant to Section 2.2(b) hereof, increased by (A).05% for each 1 basis point (up to 300 basis points) by which the Company’s TSR exceeds the total shareholder return of the highest performing member of the Net Lease Peer Group with respect to total shareholder return for that period, and (B) by .1% for each 1 basis point (up to 100 basis points) by which the Company’s TSR exceeds the total shareholder return of the highest performing member of the Net Lease Peer Group by 300 basis points with respect to total shareholder return for that period, subject to an aggregate cap on such increase of 25% in the number of Performance Shares pursuant to this subsection 2.2(c)(i). (B) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is greater than the total shareholder return of one of the companies in the Primary Net Lease Peer Group but lower than the total shareholder return of the other company in the Primary Net Lease Peer Group, then the number of Performance Shares that vest and become payable hereunder shall equal the number of vested Performance Shares determined pursuant to Section 2.2(b) hereof (i.e., no adjustment). (C) If, as of the Valuation Date, the Company’s TSR with respect to the Performance Period is lower than the total shareholder return of each of the companies in the

A-41 US-DOCS\91838772.5 Primary Net Lease Peer Group, then the number of Performance Shares that vest and become payable hereunder shall equal the number of Performance Shares that would have otherwise vested pursuant to Section 2.2(b) hereof, decreased by (A).05% for each 1 basis point (up to 300 basis points) by which the Company’s TSR is less than the total shareholder return of the lowest performing member of the Net Lease Peer Group with respect to total shareholder return for that period, and (B) by .1% for each 1 basis point (up to 100 basis points) by which the Company’s TSR is less than the total shareholder return of the lowest performing member of the Net Lease Peer Group by 300 basis points with respect to total shareholder return for that period, subject to a cap on such decrease of 25% in the number of Performance Shares pursuant to this subsection 2.2(c)(iii). (iv) Notwithstanding anything to the contrary contained herein, in the event the Company’s TSR with respect to the Performance Period is less than zero (0), the number of Performance Shares that may vest and become payable hereunder shall not exceed the Target Number of Performance Shares set forth on the Grant Notice. In addition, for the avoidance of doubt, the maximum number of Performance Shares that shall vest and become payable hereunder shall be equal to 250% of the Target Number of Performance Shares set forth on the Grant Notice and no additional Performance Shares above 250% of the Target Number of Performance Shares set forth on the Grant Notice shall vest if the Company’s TSR exceeds the Maximum TSR. (w) Performance Share Award Change in Control. Notwithstanding any contrary provision of this Agreement, in the event that a Performance Share Award Change in Control occurs at any time prior to the End Date and the Participant remains continuously employed as of immediately prior to such Performance Share Award Change in Control, the number of Performance Shares that vest and become payable hereunder shall be determined, pursuant to Section 2.2 hereof, based on the Company’s achievement of the Performance Goals as of the date on which the Performance Share Award Change in Control occurs. (x) Termination. In the event that the Participant experiences a Qualifying Termination prior to the end of the Performance Period, then 100% of the Target Number of Performance Shares set forth on the Grant Notice shall vest and become payable hereunder as of the termination date, and no additional Performance Shares shall vest or become payable thereafter. (y) Forfeiture. (i) Termination of Employment. In the event that the Participant experiences a termination of employment during the Performance Period that is not a Qualifying Termination, all of the Performance Shares shall thereupon automatically be forfeited by the Participant as of the date of termination and the Participant’s rights in any such Performance Shares and such portion of the Award, including without limitation any Dividend Equivalents (as defined below), shall thereupon lapse and expire. (ii) Failure to Achieve Performance Goals. Any outstanding Performance Shares that do not vest in accordance with this Agreement due to the failure by the Company to achieve the Performance Goals shall automatically be forfeited by the Participant as of the Valuation Date, and the Participant’s rights in any such Performance Shares and such portion of

A-42 US-DOCS\91838772.5 the Award, including without limitation any Dividend Equivalents, shall thereupon lapse and expire. (z) Dividend Equivalents. This award of Performance Shares is granted in tandem with a Dividend Equivalents award (“Dividend Equivalents”), which Dividend Equivalents shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the Performance Shares. Pursuant to the Dividend Equivalents, the Participant shall be entitled to receive a cash payment in an amount equal to the aggregate dividends declared by the Company with a record date that occurs during the Dividend Equivalents Period that would have been payable to the Participant had the Participant held a number of Shares on such record date equal to of the number of Performance Shares that vest in accordance with Sections 2.2, 2.3 and 2.4 hereof (if any). The Dividend Equivalents shall be subject to all of the provisions of this Agreement which apply to the Performance Shares with respect to which they have been granted and shall vest and be payable, if at all, at the time and to the extent that the underlying Performance Shares vest and become payable. Dividend Equivalents shall not be payable on any Performance Shares that do not vest, or are forfeited, pursuant to the terms of this Agreement. The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Performance Shares and the rights arising in connection therewith for purposes of Code Section 409A. (aa) Payment of Shares. As soon as administratively practicable following the vesting of any Performance Shares pursuant to Sections 2.2, 2.3 and 2.4 hereof, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant a number of Shares equal to the number of Performance Shares subject to this Award that vest on the applicable vesting date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion), provided that any such payment made pursuant to Section 2.3 above in the event of a Performance Share Award Change in Control shall be made or deemed made immediately preceding and effective upon the occurrence of such Performance Share Award Change in Control. (bb) Rights as Stockholder. The holder of the Performance Shares shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Shares and any Shares underlying the Performance Shares and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). ARTICLE 3 OTHER PROVISIONS (cc) Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such

A-43 US-DOCS\91838772.5 rules. Without limiting the generality of the foregoing, all determinations, interpretations and assumptions relating to the calculation and payment of the Performance Shares (including, without limitation, determinations, interpretations and assumptions with respect to TSR and shareholder returns) shall be made by the Administrator. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Shares. (dd) Grant is Not Transferable. During the lifetime of the Participant, the Performance Shares may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Performance Shares have been issued. Neither the Performance Shares nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. (ee) Binding Agreement. Subject to the limitation on the transferability of the Performance Shares contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. (ff) Adjustments Upon Specified Events. This Award, the Performance Shares and the Dividend Equivalents may be subject to adjustments pursuant to Section 13.2 of the Plan in connection with the occurrence of certain events relating to the shares of the Common Stock. In addition, appropriate and equitable adjustments to the Total Shareholder Return (or TSR) shall be made, in the sole discretion of the Administrator, to take into account all stock dividends, stock splits and reverse stock splits that occur prior to the Valuation Date. The Participant acknowledges that this Award, the Performance Shares and the Dividend Equivalents are subject to amendment, modification and termination in certain events as provided in this Agreement and Section 13.2 of the Plan. (gg) Tax Withholding. The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or payment of the Award (including any Dividend Equivalents). With respect to any tax withholding relating to the Award, unless otherwise determined by the Administrator, the Company or its Affiliates shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under the Award having a Fair Market Value equal to the sums to be withheld. The number of Shares which may be so withheld shall be limited to the number of Shares which have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. Notwithstanding any other provision of this

A-44 US-DOCS\91838772.5 Agreement, the Company shall not be obligated to deliver any certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder. (hh) Conditions to Delivery of Shares. The Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 11.4 of the Plan. (ii) Ownership Limits. To ensure compliance with the Common Stock Ownership Limit, the Aggregate Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time), any other provision of Section 6.2.1(a) of the Company’s charter, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Performance Shares. (jj) Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant. (kk) Governing Law. The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. (ll) Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award (including any Dividend Equivalents) is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. (mm) Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award (including any Dividend Equivalents) in any material way without the prior written consent of the Participant.

A-45 US-DOCS\91838772.5 (nn) Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service. (oo) Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns. (pp) Section 409A. Neither the Performance Shares nor the Dividend Equivalents are intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Shares or the Dividend Equivalents (or, in each case, any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Performance Shares and/or Dividend Equivalents to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. (qq) Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof. (rr) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award (including any Dividend Equivalents) and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. (ss) Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general

A-46 US-DOCS\91838772.5 unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

US-DOCS\99324766.1 EXHIBIT C TO PERFORMANCE SHARE AWARD GRANT NOTICE PEER GROUP DDR Corp. Lexington Realty Trust Duke Realty Corporation National Retail Properties, Inc. EPR Properties Omega Healthcare Investors, Inc. Federal Realty Investment Trust Realty Income Corporation Gramercy Property Trust, Inc. STORE Capital Corporation Healthcare Trust of America, Inc. VEREIT, Inc. W.P. Carey, Inc.